EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-218883) of Monster Beverage Corporation,

(2)Registration Statement (Form S-8 No. 333-215326) of Monster Beverage Corporation,

(3)Registration Statement (Form S-8 No. 333-238943) of Monster Beverage Corporation,

(4)Registration Statement (Form S-8 No. 333-41333) of Monster Beverage Corporation,

(5)Registration Statement (Form S-8 No. 333-89123) of Monster Beverage Corporation,

(6)Registration Statement (Form S-8 No. 333-112482) of Monster Beverage Corporation,

(7)Registration Statement (Form S-8 No. 333-131467) of Monster Beverage Corporation,

(8)Registration Statement (Form S-8 No. 333-170713) of Monster Beverage Corporation,

(9)Registration Statement (Form S-8 No. 333-174614) of Monster Beverage Corporation,

(10)Registration Statement (Form S-8 No. 033-92526) of Monster Beverage Corporation;

of our reports dated February 26, 2026, with respect to the consolidated financial statements of Monster Beverage Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Monster Beverage Corporation and subsidiaries included in this Annual Report (Form 10-K) of Monster Beverage Corporation and subsidiaries for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Irvine, California
February 26, 2026